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                                                                     EXHIBIT 11

(11) COMPUTATION OF PER SHARE AMOUNTS


                                               Six Months Ended             Three Months Ended
                                                   June 30                       June 30
                                        ---------------------------     ---------------------------
                                           1998            1997            1998            1997
                                        -----------     -----------     -----------     -----------
Net loss                                 (3,706,456)     (9,728,789)     (1,907,310)     (8,395,182)

Preferred stock dividend                    (56,486)           --           (45,754)           --
                                        -----------     -----------     -----------     -----------
Adjusted net loss applicable to
common shares                            (3,762,942)     (9,728,789)     (1,953,064)     (8,395,182)
                                        ===========     ===========     ===========     ===========

Weighted average common
shares outstanding                       27,321,879      19,511,640      32,236,504      19,868,119

Common equivalent shares
representing shares issuable upon
exercise of stock options                37,519,693       8,249,292      37,519,693       8,249,292

Add back of common equivalent
shares due to antidilutive shares       (37,519,693)     (8,249,292)    (37,519,693)     (8,249,292)
                                        -----------     -----------     -----------     -----------
Weighted average common shares
outstanding                              27,321,879      19,511,640      32,236,504      19,868,119
                                        ===========     ===========     ===========     ===========

Basic net loss per share                      (0.14)          (0.50)          (0.06)          (0.42)


Diluted net loss per share                    (0.14)          (0.50)          (0.06)          (0.42)
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